UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2024

Oruka Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

885 Oak Grove Avenue Suite 100
Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 606-7910

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	ORKA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2024, Oruka Therapeutics, Inc. (the “Company”) and each of Lawrence Klein, the Company’s Chief Executive Officer, and Arjun Agarwal, the Company’s Senior Vice President, Finance, entered into amended and restated employment letter agreements (the “Amended Agreements”). In addition to ministerial changes, the Amended Agreements revised each executive’s potential severance benefits and payments.

Under Dr. Klein’s Amended Agreement, in the event of a termination without cause or resignation for good reason more than three months prior to or more than 12 months following a change in control of the Company, he would be eligible to receive: (i) severance payments equal to 12 months of his base salary, (ii) accelerated vesting of 30% of the unvested portion of any outstanding time-based equity awards, and (iii) Company-subsidized continuation coverage under the Company’s group health plans for up to 12 months; however, if such termination occurs within three months prior to or within 12 months following a change in control of the Company, he would instead be eligible to receive: (A) severance payments equal to 1.5 times the sum of his base salary and target bonus, (B) accelerated vesting of all outstanding equity awards (with performance-based equity awards vesting based on the greater of target or actual performance unless otherwise provided in the applicable award agreement), and (C) Company-paid continuation coverage under the Company’s group health plans for up to 18 months. In addition, in the event of his termination due to death or disability, Dr. Klein’s Amended Agreement provides for accelerated vesting of all outstanding time-based equity awards.

Under Mr. Agarwal’s Amended Agreement, in the event of a termination without cause more than three months prior to or more than 12 months following a change in control of the Company, he would be eligible to receive: (i) severance payments equal to nine months of his base salary, and (ii) Company-subsidized continuation coverage under the Company’s group health plans for up to nine months; however, if such termination occurs within three months prior to or within 12 months following a change in control of the Company, he would instead be eligible to receive: (A) severance payments equal to 0.75 times the sum of his base salary and target bonus, (B) accelerated vesting of all outstanding equity awards (with performance-based equity awards vesting based on the greater of target or actual performance unless otherwise provided in the applicable award agreement), and (C) Company-paid continuation coverage under the Company’s group health plans for up to nine months.

The foregoing description of the Amended Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amended Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Employment Letter Agreement by and between the Company and Dr. Lawrence Klein, dated as of October 3, 2024.
10.2	Amended and Restated Employment Letter Agreement by and between the Company and Arjun Agarwal, dated as of October 3, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oruka Therapeutics, Inc.

Date: October 4, 2024	By:	/s/ Paul Quinlan
Paul Quinlan General Counsel

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